Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of La Jolla Pharmaceutical Company (the “Company”) of our report dated March 28, 2014 relating to our audits of the Company’s December 31, 2013 and 2012 consolidated financial statements incorporated by reference in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP
San Diego California
June 27, 2014